UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
____________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2017
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NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)
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Delaware    001-32240    20-1308307
    (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
            Identification No.)
3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)
(678) 566-6500
(Registrant's telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01     Entry into a Material Definitive Agreement

On August 30, 2017, Neenah Paper, Inc. (the “Company”) amended its existing Third Amended and Restated Credit Agreement, dated as of December 18, 2014, as amended by that First Amendment to Third Amended and Restated Credit Agreement, dated as of June 28, 2016 and that Second Amendment to Third Amended and Restated Credit Agreement, dated December 13, 2016(as amended, the “Credit Agreement”) by and among the Company, certain of its subsidiaries as Domestic Borrowers and Neenah Services GmbH & Co. KG and certain of its subsidiaries as German Borrowers, the financial institutions signatory to the Third Amended Credit Agreement as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Lenders (the “Third Amendment”).

The Third Amendment, among other things, makes certain definitional and administrative changes to the Credit Agreement to address definition of EBITDA, Inter-Company Loans and Permitted Offshore Acquisitions in order to enable the Company and its subsidiaries to more efficiently operate and grow in international markets, as more particularly described in the Third Amendment.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 31, 2017 (the “Retirement Date”), James R. Piedmonte announced his retirement as Senior Vice President of Neenah Paper, Inc. (the “Company”), effective immediately. Mr. Piedmonte was Senior Vice President of Operations. As a consequence of Mr. Piedmonte’s retirement, the Company’s operations have been reorganized so that operations will report directly to each business unit president.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)
Date: September 6, 2017	/s/ Steven S. Heinrichs_____________
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary